CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (File No.2-95127) ("Registration Statement") of our report dated November 7, 2000, relating to the financial statements and financial highlights appearing in the September 30, 2000 Annual Report of Putnam American Government Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in the Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2001